UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2021 (August 23, 2021)

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55079	27-2343603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Galaxie Avenue Ferndale, MI 48220
(Address of principal executive offices)

(877) 787-6268
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms the “Company,” “our,” or “we” refer to Artificial Intelligence Technology Solutions Inc. and its subsidiaries.

Item 3.03	Material Modification to Rights of Security Holders

The Company has an outstanding class of preferred stock, Series F Convertible Preferred Stock (“Series F Preferred Stock”), that is convertible into shares of the Company’s common stock. The Certificate of Designation of Series F Convertible Preferred Stock (the “Series F Certificate of Designation”) previously provided that shares of Series F Preferred Stock were convertible into common stock by a holder at any time. On August 23, 2021, the Company filed Amendment No. 2 to the Series F Certificate of Designation to provide that shares of Series F Preferred Stock are not convertible into common stock by a holder until (A) August 23, 2023 or (B) the date on which such a conversion may be required for the purpose of (i) uplisting the Company to a new stock exchange, or (ii) selling more than 50% of the Company’s assets.

The foregoing summary of Amendment No. 2 to the Series F Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Series F Certificate of Designation, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Unless otherwise indicated, the following exhibits are filed herewith:

Exhibit No.	Description of Exhibit
10.1	Amendment No. 2 to Certificate of Designation of Series F Convertible Preferred Stock of Artificial Intelligence Technology Solutions Inc., dated August 23, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 23, 2021	ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

		By:	/s/ Steven Reinharz
		Name:	Steven Reinharz
		Title:	Chief Executive Officer